Exhibit 99.8

Vital Energy, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Maple Energy Acquisition

On September 13, 2023, Vital Energy, Inc., a Delaware corporation (“Vital” or the “Company”), as buyer, entered into a purchase and sale agreement (the “Maple Purchase Agreement”), with Maple Energy Holdings, LLC (“Maple Properties Seller”). Pursuant to the Maple Purchase Agreement, Vital agreed to acquire certain oil and natural gas properties (the “Acquired Maple Assets”) located in the Delaware Basin including approximately 15,500 net acres located in Reeves County (“Maple Acquisition”).

Total consideration payable to the Maple Properties Seller is estimated at $211.7 million at September 8, 2023, subject to closing and post-closing adjustments. The consideration payable to the Maple Properties Seller is payable in the form of 3.58 million shares of common stock of Vital. In addition, Vital will assume suspended revenue obligations of $3.6 million and asset retirement obligations of $1.9 million, both based upon estimated fair value as of September 8, 2023.

The Maple Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Maple Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Maple Acquisition and include the assumption of liabilities as set forth in the Maple Purchase Agreement.

Henry Acquisition

On September 13, 2023, Vital, as buyer, entered into a purchase and sale agreement (the “Henry Purchase Agreement”), with Henry Energy LP, Henry Resources LLC and Moriah Henry Partners LLC (collectively, the “Henry Properties Seller”). Pursuant to the Henry Purchase Agreement, Vital agreed to acquire approximately 93.0% of the working interests in certain oil and natural gas properties (the “Acquired Henry Assets”) located in the Midland and Delaware Basins including approximately 15,900 net acres located in Midland, Reeves and Upton Counties (“Henry Acquisition”). In addition, Vital acquired certain pipelines and associated infrastructure used in the transfer of frac water and saltwater.

Total consideration payable to the Henry Properties Seller is estimated at $514.5 million at September 8, 2023, subject to closing and post-closing adjustments. The consideration payable to the Henry Properties Seller is payable in the form of 3.72 million shares of common stock of Vital and the issuance of 4.98 million shares of newly created 2.0% Cumulative Mandatorily Convertible Series A preferred stock, par value $0.01 per share (“Preferred Stock”), both subject to closing and post-closing adjustments. In addition, Vital will assume drilling advance liabilities of $12.8 million, revenues in suspense of $24.4 million and asset retirement obligations of $1.5 million, all based upon estimated fair value as of September 8, 2023.

When and if declared, the Preferred Stock will be entitled to cumulative preferred cash dividends at an initial rate of 2.0% per annum of the liquidation preference per share, payable quarterly in arrears commencing on October 1, 2023. The liquidation preference, with respect to each share of Preferred Stock, is $54.96. The dividend rate automatically increases to 5.0% on September 15, 2024, and 8.0% on September 15, 2025, provided the Preferred Stock is not redeemed or converted into Vital common stock before these dates. To the extent dividends are not declared and paid on each quarterly dividend payment date, the unpaid dividends shall accumulate. Accumulation of dividends does not bear any interest.

The Preferred Stock is convertible into common stock at such time as stockholder approval is received, which is defined as the date requisite approval from holders of capital stock of Vital is received as required by law or under the applicable securities exchange rules (currently the NYSE stock exchange). Upon receiving stockholder approval, Vital shall convert all the outstanding shares of Preferred Stock into shares of Vital’s common stock on a one-to-one basis, subject to adjustments for various dilutive events.

At any time, from and after the issuance date of the Preferred Stock, Vital may elect to redeem all, or any portion thereof, of the Preferred Stock for cash at a price equal to the greater of (i) liquidation preference plus any accumulated dividends, and (ii) the average volume weighted average price of our common stock for the twenty consecutive trading day period ending on the date immediately preceding the redemption date.

The Henry Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Henry Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Henry Acquisition and include the assumption of liabilities as set forth in the Henry Purchase Agreement.

Tall City Acquisition

On September 13, 2023, Vital, as buyer, entered into a purchase and sale agreement (the “Tall City Purchase Agreement”), with Tall City Property Holdings III LLC and Tall City Operations III LLC (collectively, the “Tall City Properties Seller”). Pursuant to the Tall City Purchase Agreement, Vital agreed to acquire certain oil and natural gas properties (the “Acquired Tall City Assets”) located in the Delaware Basin including approximately 21,450 net acres located in Reeves County (“Tall City Acquisition”).

Total consideration payable to the Tall City Properties Seller is estimated at $434.2 million at September 8, 2023, subject to closing and post-closing adjustments. The consideration payable to the Tall City Properties Seller is payable in the form of $300.0 million in cash, before closing and post-closing adjustments, and 2.27 million shares of common stock of Vital, before closing and post-closing adjustments. In addition, Vital will assume suspended revenue obligations of $31.3 million and asset retirement obligations of $2.7 million, both based upon estimated fair value as of September 8, 2023.

The Tall City Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Tall City Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Tall City Acquisition and include the assumption of liabilities as set forth in the Tall City Purchase Agreement.

Previously Completed Acquisition - Forge

As previously disclosed in its Current Report on Form 8-K filed on June 30, 2023 with the SEC, Vital and Northern Oil and Gas, Inc. (“NOG”) completed the Forge acquisition (“Forge Acquisition”) of the assets of Forge Energy II Delaware, LLC, an Encap portfolio company (“Forge”) pursuant to the purchase and sale agreement (“Forge Purchase Agreement”) on June 30, 2023. Vital and NOG jointly acquired Forge’s oil and natural gas properties located in the Delaware Basin in Ward, Reeves and Pecos Counties. Vital acquired an undivided 70% of Forge’s oil and natural gas properties, or 24,000 net acres, and NOG agreed to acquire an undivided 30% of Forge’s oil and natural gas properties. Aggregate consideration for the Forge Acquisition, excluding the undivided 30.0% acquired by NOG, was $397.2 million, comprised of (i) $391.6 million in cash after closing price adjustments and (ii) $5.7 million in transaction related expenses.

The Forge Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired was recorded on a relative fair value basis. Additionally, costs directly related to the Forge Acquisition were capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Forge Acquisition and include the assumption of liabilities as set forth in the Forge Purchase Agreement.

Previously Completed Acquisition - Driftwood

As previously disclosed in its Current Report on Form 8-K filed on April 3, 2023 with the SEC, on April 3, 2023, Vital completed the Driftwood acquisition (“Driftwood Acquisition”) of the assets of Driftwood Energy Operating, LLC, a Delaware limited liability company (“Driftwood”). At the closing of the Driftwood Acquisition, among other things, Vital acquired interests in oil and natural gas leases and related property of Driftwood located in the Midland Basin, for aggregate consideration of approximately (i) $117.3 million in cash, after closing price adjustments, (ii) 1.58 million shares of Vital’s common stock and (iii) $3.9 million in transaction related expenses.

Unaudited Pro Forma Condensed Combined Financial Statements

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023 gives effect to the Henry Acquisition, Maple Acquisition and Tall City Acquisition as if they had been completed on June 30, 2023. The Forge Acquisition and Driftwood acquisition were completed prior to June 30, 2023 and therefore are reflected in the historical unaudited condensed consolidated balance sheet of Vital at June 30, 2023.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2023 and the year ended December 31, 2022 give effect to the Henry Acquisition, Maple Acquisition, Tall City Acquisition, Driftwood Acquisition and Forge Acquisition (collectively, the “Acquisitions”) as if they been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital would have been had the Acquisitions and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. For income tax purposes, the Acquisitions will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Acquisitions and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of Vital contained in Vital’s Annual Report on Form 10-K for the year ended December 31, 2022;

•	The unaudited consolidated financial statements and accompanying condensed notes contained in Vital’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023;

•	The audited financial statements and related notes of Forge as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on July 13, 2023;

•	The unaudited condensed financial statements and related notes of Forge as of March 31, 2023, and for the three-month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on July 13, 2023;

•	The audited consolidated financial statements and related notes of Driftwood Energy Partners, LLC and its wholly-owned subsidiaries, Driftwood Energy Operating, LLC, Driftwood Energy Management, LLC and Driftwood Energy Intermediate, LLC (collectively, the “Driftwood Entities”) as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;

•	The unaudited consolidated financial statements and related notes of the Driftwood Entities as of March 31, 2023, and for the three-month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;

•	The unaudited pro forma condensed combined financial information of Vital as of March 31, 2023 and for the three-month period ended March 31, 2023 and the year ended December 31, 2022, which are incorporated by reference from Exhibit 99.3 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;

•	The unaudited pro forma condensed combined financial information of Vital as of March 31, 2023 and for the three-month period ended March 31, 2023 and the year ended December 31, 2022, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023;

•	The audited financial statements and related notes of Maple Energy Holdings, LLC (“Maple”) as of December 31, 2022 and 2021 and for the years then ended, which are included elsewhere in this filing;

•	The unaudited financial statements and related notes of Maple as of June 30, 2023 and for the six-month periods ended June 30, 2023 and 2022, which are included elsewhere in this filing;

•	The audited consolidated financial statements and related notes of Henry Energy LP (“Henry”) as of December 31, 2022, 2021 and 2020 and for the years then ended, which are included elsewhere in this filing;

•	The unaudited condensed consolidated financial statements and related notes of Henry as of June 30, 2023 and for the six-month periods ended June 30, 2023 and 2022, which are included elsewhere in this filing;

•	The audited consolidated financial statements and related notes of Tall City Exploration III LLC (“Tall City”) and Subsidiaries as of December 31, 2022 and 2021 and for the years then ended, which are included elsewhere in this filing; and

•	The unaudited consolidated financial statements and related notes of Tall City as of June 30, 2023 and for the six-month periods ended June 30, 2023 and 2022, which are included elsewhere in this filing.

Vital Energy, Inc.

Pro forma condensed combined balance sheets

As of June 30, 2023

(in thousands)

(Unaudited)

	Historical				Transaction accounting adjustments
	Vital[1]	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$71,696	$6,161	$49,649	$14,890	$(70,700	) (a)	$274,603	(j)	$55,996
							(274,603	) (j)
							(5,350	) (g)
							(3,450	) (h)
							(6,900	) (i)
Accounts receivable, net	143,672	—	31,056	37,586	(68,642	) (a)	—		143,672
Receivables from oil and gas sales	—	13,682	—	—	(13,682	) (a)	—		—
Joint interest billings	—	485	—	—	(485	) (a)	—		—
Severance tax refunds	—	233	—	—	(233	) (a)	—		—
Receivables from derivative contracts	—	2,895	—	—	(2,895	) (a)	—		—
Debt issuance, costs, net	—	98	—	—	(98	) (a)	—		—
Derivatives	11,942	—	—	2,769	(2,769	) (a)	—		11,942
Affiliate receivable	—	—	477	—	(477	) (a)	—		—
Prepaid expenses and other	—	416	—	519	(935	) (a)	—		—
Other current assets	15,619	—	624	—	(624	) (a)	—		15,619
Total current assets	242,929	23,970	81,806	55,764	(161,540)		(15,700)		227,229
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	10,349,348	—	—	—	—		346,118	(d)	11,419,913
							192,112	(e)
							438,356	(f)
							5,350	(g)
							3,450	(h)
							6,900	(i)
							2,679	(p)
							1,929	(q)
							1,529	(r)
							3,641	(o)
							12,818	(o)
							24,360	(o)
							31,323	(o)
Proved oil and gas properties, net	—	157,028	—	709,263	(866,291	) (b)	—		—
Unevaluated properties not being depleted	198,805	—	—	—	—		—		198,805
Unproved oil and gas properties, not being amortized	—	—	—	6,073	(6,073	) (b)	—		—
Oil and natural gas properties, based on full cost method of accounting, net	—	—	440,523	—	(440,523	) (b)	—		—

	Historical				Transaction accounting adjustments
	Vital[1]	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Less: accumulated depletion	—	(34,405)	—	—	34,405	(b)	—		—
Less: accumulated depletion and impairment	(7,500,936)	—	—	—	—		—		(7,500,936)
Oil and natural gas properties, net	3,047,217	122,623	440,523	715,336	(1,278,482)		1,070,565		4,117,782
Other property and equipment, net	—	—	34,108	284	(34,392	) (a)	—		—
Other property and equipment	—	245	—	—	(245	) (a)	—		—
Less: accumulated depreciation	—	(66)	—	—	66	(a)	—		—
Midstream and other fixed assets, net	128,792	—	—	—	—		12,963	(s)	141,755
Property and equipment, net	3,176,009	122,802	474,631	715,620	(1,313,053)		1,083,528		4,259,537
Right of use assets, net	—	—	12,356	3,833	(16,189	) (t)	—		—
Equity method investment	—	—	1,814	—	(1,814	) (a)	—		—
Derivatives	24,314	—	—	1,718	(1,718	) (a)	—		24,314
Receivables from derivative contracts	—	876	—	—	(876	) (a)	—		—
Operating lease right-of-use assets	127,958	13,097	—	—	(13,097	) (t)	29,329	(t)	157,287
Deposits	—	50	—	—	(50	) (a)	—		—
Debt issuance costs, net	—	111	—	—	(111	) (a)	—		—
Deferred income taxes	222,217	—	—	—	—		—		222,217
Other assets	—	—	1,040	—	(1,040	) (a)	—		—
Other noncurrent assets, net	22,002	—	—	26	(26	) (a)	—		22,002
Total assets	$3,815,429	$160,906	$571,647	$776,961	$(1,509,514)		$1,097,157		$4,912,586
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$84,803	$—	$—	$33,718	$(33,718	) (a)	$3,641	(o)	$88,444
Accounts payable	—	616	16,171	—	(16,787	) (a)	24,360	(o)	24,360
Accrued liabilities	—	—	8,601	—	(8,601	) (a)	—		—
Accrued liabilities and other	—	9,446	—	—	(9,446	) (a)	—		—
Accrued capital expenditures	66,488	—	—	—	—		—		66,488
Ad valorem taxes payable	—	919	—	—	(919	) (a)	—		—
Affiliate note payable	—	—	139	—	(139	) (a)	—		—
Undistributed revenue and royalties	166,663	—	—	49,376	(49,376	) (n)	31,323	(o)	197,986
Derivatives	2,338	—	—	—	—		—		2,338
Liabilities from derivative contracts	—	2,644	—	—	(2,644	) (a)	—		—
Drilling advances	—	—	12,818	—	(12,818	) (n)	12,818	(o)	12,818
Current portion of debt	—	—	1,292	—	(1,292	) (a)	—		—
Asset retirement obligations, current	—	—	—	200	(200	) (a)	—		—
Lease obligations, current	—	—	—	2,053	(2,053	) (t)	—		—
Operating lease liabilities	48,961	2,152	6,822	—	(8,974	) (t)	11,027	(t)	59,988
Other current liabilities	64,492	—	—	—	—		—		64,492
Total current liabilities	433,745	15,777	45,843	85,347	(146,967)		83,169		516,914
Long-term debt, net	1,619,599	—	30,080	—	(30,080	) (a)	274,603	(j)	1,894,202
Note payable, net of unamortized debt costs	—	—	—	238,642	(238,642	) (a)	—		—
Revolving credit facility	—	15,278	—	—	(15,278	) (a)	—		—
Derivatives	3,025	—	—	—	—		—		3,025
Liabilities from derivative contracts	—	1,859	—	—	(1,859	) (a)	—		—

	Historical				Transaction accounting adjustments
	Vital[1]	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Asset retirement obligations	74,428	3,551	1,466	2,333	(7,350	) (a)	2,679	(p)	80,565
							1,929	(q)
							1,529	(r)
Lease obligations, non-current	—	—	—	1,797	(1,797	) (t)	—		—
Operating lease liabilities	75,844	10,971	5,534	—	(16,505	) (t)	18,302	(t)	94,146
Other noncurrent liabilities	5,215	—	—	—	—		—		5,215
Total liabilities	2,211,856	47,436	82,923	328,119	(458,478)		382,211		2,594,067
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—	—	—		39	(c)	39
Common stock	186	—	—	—	—		12	(k)	267
							32	(l)
							37	(m)
Members' equity	—	113,470	—	448,842	(562,312	) (a)	—		—
Limited partner	—	—	485,408	—	(485,408	) (a)	—		—
Noncontrolling interests	—	—	3,316	—	(3,316	) (a)	—		—
Additional paid-in capital	2,838,143	—	—	—	—		71,503	(k)	3,552,969
							192,080	(l)
							219,964	(m)
							231,279	(c)
Accumulated deficit	(1,234,756)	—	—	—	—		—		(1,234,756)
Total stockholders' equity	1,603,573	113,470	488,724	448,842	(1,051,036)		714,946		2,318,519
Total liabilities and stockholders' equity	$3,815,429	$160,906	$571,647	$776,961	$(1,509,514)		$1,097,157		$4,912,586

(1)	Vital's historical balance sheet, as shown in the table above, includes the assets acquired and liabilities assumed from both the Forge Acquisition and the Driftwood Acquisition, as both closed prior to June 30, 2023.

Vital Energy, Inc.

Pro forma condensed combined statements of operations

For the six months ended June 30, 2023

(in thousands, except per share data)

(Unaudited)

	Historical						Transaction accounting adjustments
	Vital[1]	Vital[2] - Three Months Ended June 30, 2023	Forge[3] - Three Months Ended June 30, 2023	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Revenues:
Oil sales	$328,512	$299,085	$56,930	$36,781	$—	$143,091	$96,011	(a)	$(6,721	) (u)	$953,689
NGL sales	37,858	25,887	5,927	10,851	—	12,839	7,390	(a)	(517	) (u)	100,235
Natural gas sales	20,599	8,952	2,789	4,208	—	3,787	4,530	(a)	(317	) (u)	44,548
Crude oil, natural gas, and NGL sales, net	—	—	—	—	107,931	—	(107,931	) (a)			—
Sales of purchased oil	13,851	338	—	—	—	—					14,189
Drilling and overhead fees	—	—	—	—	1,860	—	(1,860	) (w)			—
Water disposal fees and pipeline income	—	—	—	—	5,133	—	—		(359	) (u)	4,774
Affiliate service fee income	—	—	—	—	29,279	—	(29,279	) (l)			—
Unrealized and realized gains/losses, net	—	—	—	—	—	11,153	(11,153	) (b)	—		—
Other income	—	—	—	—	420	—	(420	) (c)			—
Other operating revenues	920	800	—	—		—	420	(c)	(29	) (u)	2,111
Total revenues	401,740	335,062	65,646	51,840	144,623	170,870	(42,292)		(7,943)		1,119,546
Costs and expenses:
Lease operating expenses	64,606	57,718	15,209	20,365	—	43,357	19,903	(d)	(1,305	) (u)	218,123
							(1,860	) (w)	130	(u)
Workover expenses	—	—	1,258	—	—	—	(1,258	) (d)			—
Lease operating and workover expenses	—	—	—	—	18,645	—	(18,645	) (d)			—
Pipeline operating expenses	—	—	—	—	3,885	—	(3,885	) (z)			—
Gathering, processing and transportation expenses	—	—	—	—	—	5,881	(5,881	) (n)			—
Production and ad valorem taxes	24,108	21,607	4,508	—	—	7,110	8,749	(e)	(365	) (u)	65,717
Production tax and other	—	—	—	3,533	—	—	(3,533	) (e)			—
Severance and ad valorem taxes	—	—	—	—	5,216	—	(5,216	) (e)			—
Transportation and marketing expenses	10,915	10,681	—	—	—	—	5,881	(n)			27,477
Costs of purchased oil	14,167	588	—	—	—	—					14,755
General and administrative	27,130	18,482	452	2,129	23,429	4,561	128	(f)			60,633
							(15,678	) (x)
Equity-based compensation expense	—	—	—	—	—	128	(128	) (f)			—
Depletion, depreciation and amortization	103,687	103,340	—	—	21,647	—	(21,647	) (g)	30,402	(q)	292,120

	Historical						Transaction accounting adjustments
	Vital[1]	Vital[2] - Three Months Ended June 30, 2023	Forge[3] - Three Months Ended June 30, 2023	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
									14,898	(r)
									27,097	(s)
									12,169	(t)
									527	(y)
Depletion, depreciation, amortization and impairment	—	—	—	—	—	37,555	(37,555)	(g)			—
Depletion - oil and gas properties	—	—	—	13,841	—	—	(13,841)	(g)			—
Depletion - other property and equipment	—	—	—	22	—	—	(22)	(g)			—
Depletion and depreciation	—	—	12,096	—	—	—	(12,096)	(g)			—
Accretion of asset retirement obligations	—	—	119	68	59	70	(316)	(h)			—
Other operating expenses, net	1,550	1,351	—	—	—	—	3,885	(z)	238	(h)	6,752
									(272)	(u)
Total costs and expenses	246,163	213,767	33,642	39,958	72,881	98,662	(103,015)		83,519		685,577
Gain on disposal of assets, net	237	154	—	—	—	—					391
Operating income	155,814	121,449	32,004	11,882	71,742	72,208	60,723		(91,462)		434,360
Non-operating income (expense):
Gain (loss) on derivatives, net	25,852	(18,044)	—	48	—	—	12,815	(b)			20,671
Loss on realized derivatives	—	—	(1,674)	—	—	—	1,674	(b)			—
Gain on unrealized derivatives	—	—	3,336	—	—	—	(3,336)	(b)			—
Other expense	—	—	—	—	(1,788)	—	1,788	(i)			—
Interest expense	(37,352)	(31,529)	(1,509)	—	(904)	(10,538)	12,951	(j)	(10,954)	(m)	(86,417)
									(6,582)	(m)
Interest expense and other	—	—	—	(1,538)	—	—	1,538	(j)			—
Interest income	—	—	—	—	339	—	(339)	(i)			—
Other income, sale of assets	—	—	—	—	16	33	(49)	(o)			—
Loss from equity method investments	—	—	—	—	(29)	—	29	(p)			—
Other income, net	854	1,104	—	—	—	—	(1,449)	(i)	(125)	(u)	408
									24	(u)
Total non-operating income (expense), net	(10,646)	(48,469)	153	(1,490)	(2,366)	(10,505)	25,622		(17,637)		(65,338)
Income before income taxes	145,168	72,980	32,157	10,392	69,376	61,703	86,345		(109,099)		369,022
Income tax expense:
Current	(1,331)	(503)	—	—	—	—					(1,834)
Deferred	(276)	222,334	—	—	—	—	(78)	(v)	(93,542)	(v)	128,438
Income taxes	—	—	—	(78)	—	—	78	(v)			—
Total income tax expense	(1,607)	221,831	—	(78)	—	—	—		(93,542)		126,604
Net income	$143,561	$294,811	$32,157	$10,314	$69,376	$61,703	$86,345		$(202,641)		$495,626

	Historical						Transaction accounting adjustments
	Vital[1]	Vital[2] - Three Months Ended June 30, 2023	Forge[3] - Three Months Ended June 30, 2023	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass	Acquisition Adjustments		Pro forma combined
Net income per common share:
Basic	$25.43								(k)	$18.43
Diluted	$25.31								(k)	$16.11
Weighted-average common shares outstanding:
Basic	17,236								(k)	26,772
Diluted	17,319								(k)	30,766

(1)	Vital's historical statement of operations, as shown in the table above, include the historical results of Vital, Forge and Driftwood through March 31, 2023, including the effect of pro forma adjustments for the Forge Acquisition and Driftwood Acquisition through March 31, 2023, as presented in Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

(2)	The results of Vital, as shown in the table above, are for the three-months ended March 31, 2023, including the historical results of Forge and Driftwood and the effect of pro forma adjustments through March 31, 2023. As such, the above table incorporates the result of operations of Vital for the three-months ended June 30, 2023 as reported in its unaudited consolidated financial statements and accompanying condensed notes contained in Vital’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.

(3)	The Forge Acquisition was completed on June 30, 2023. As such, the results of operations of Vital, as presented in the above table, do not include the results of operations of Forge for the three-months ended June 30, 2023. Therefore, the above table includes estimates of the results of operations for the three-months ended June 30, 2023 of Forge.

Vital Energy, Inc.

Pro forma condensed combined statements of operations

For the year ended December 31, 2022

(in thousands, except per share data)

(Unaudited)

	Historical				Transaction accounting adjustments
	Vital[1]	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Revenues:
Oil sales	$1,596,040	$63,803	$—	$—	$253,390	(a)	$(17,737)	(u)	$2,097,531
					202,035	(a)
NGL sales	259,720	19,471	—	—	26,176	(a)			330,077
					26,570	(a)	(1,860)	(u)
Natural gas sales	226,851	17,480	—	—	16,285	(a)	(1,140)	(u)	280,629
					21,153	(a)
Crude oil, natural gas, and NGL sales, net	—	—	296,245	—	(296,245)	(a)			—
Oil and natural gas	—	—	—	249,364	(249,364)	(a)			—
Sales of purchased oil	119,408	—	—	—	—				119,408
Drilling and overhead fees	—	—	3,819	—	(3,819)	(w)			—
Water disposal fees and pipeline income	—	—	10,433	—	—		(730)	(u)	9,703
Affiliate service fee income	—	—	33,524	—	(33,524)	(l)			—
Loss on derivatives, net	—	—	(4,129)	—	4,129	(b)			—
Unrealized and realized losses, net	—	—	—	(27,929)	27,929	(b)			—
Other income	—	—	606	—	(606)	(c)			—
Other operating revenues	7,333	—	—	—	606	(c)	(42)	(u)	7,897
Total revenues	2,209,352	100,754	340,498	221,435	(5,285)		(21,509)		2,845,245
Costs and expenses:
Lease operating expenses	210,835	31,910	—	41,260	36,162	(d)	(2,531)	(u)	314,084
					(3,819)	(w)	267	(u)
Lease operating and workover expenses	—	—	36,162	—	(36,162)	(d)			—
Pipeline operating expenses	—	—	5,150	—	(5,150)	(z)			—
Production and ad valorem taxes	127,851	—	—	12,532	19,794	(e)	(1,032)	(u)	159,145
Production and other taxes	—	5,052	—	—	(5,052)	(e)			—
Severance and ad valorem taxes	—	—	14,742	—	(14,742)	(e)			—
Transportation and marketing expenses	53,692	—	—	—	5,462	(n)			59,154
Gathering, processing, and transportation expenses	—	—	—	5,462	(5,462)	(n)			—
Costs of purchased oil	122,118	—	—	—	—				122,118
General and administrative	72,518	5,172	28,853	10,479	2,617	(f)			103,363
					(16,276)	(x)
Equity-based compensation expense	—	—	—	2,617	(2,617)	(f)			—
Organizational restructuring expenses	10,420	—	—	—	—				10,420
Depletion, depreciation and amortization	369,324	—	38,651	42,788	(81,439)	(g)	35,577	(q)	489,496
							20,267	(r)
							63,430	(s)
							898	(y)

	Historical				Transaction accounting adjustments
	Vital[1]	Maple Acquisition	Henry Acquisition	Tall City Acquisition	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Depletion - oil and natural gas properties	—	17,626	—	—	(17,626)	(g)			—
Depreciation - other property and equipment	—	35	—	—	(35)	(g)			—
Accretion expense	—	107	132	128	(367)	(h)			—
Impairment expense	40	—	—	—	—				40
Other operating expenses, net	8,846	—	—	—	5,150	(z)	477	(h)	14,112
							(361)	(u)
Total costs and expenses	975,644	59,902	123,690	115,266	(119,562)		116,992		1,271,932
Loss on disposal of assets, net	(1,079)								(1,079)
Operating income	1,232,629	40,852	216,808	106,169	114,277		(138,501)		1,572,234
Non-operating income (expense):
Gain on sale of assets	—	—	51	—	(51)	(o)			—
Loss on derivatives, net	(330,761)	(1,240)	—	—	(27,929)	(b)			(363,770)
					(4,129)	(b)	289	(u)
Interest income	—	—	3	—	(3)	(i)			—
Interest expense	(160,310)	—	(5,394)	(7,646)	13,040	(j)	(21,908)	(m)	(182,218)
Interest expense and other	—	(383)	—	—	383	(j)			—
Loss on extinguishment of debt, net	(1,459)	—	—	—	—				(1,459)
Loss from equity method investments	—	—	(54)	—	54	(p)			—
Other income, net	2,155	—	(1,066)	—	3	(i)	—	(u)	1,167
							75	(u)
Total non-operating income (expense), net	(490,375)	(1,623)	(6,460)	(7,646)	(18,632)		(21,544)		(546,280)
Income before income taxes	742,254	39,229	210,348	98,523	95,645		(160,045)		1,025,954
Income tax expense:
Current	(6,121)	—	—	—	—				(6,121)
Deferred	619	—	—	—	(288)	(v)	—	(v)	331
Income taxes	—	(288)	—	—	288	(v)			—
Total income tax expense	(5,502)	(288)	—	—	—		—		(5,790)
Net income	$736,752	$38,941	$210,348	$98,523	$95,645		$(160,045)		$1,020,164

Net income per common share:
Basic	$40.37							(k)	$38.44
Diluted	$39.94							(k)	$33.41
Weighted-average common shares outstanding:
Basic	18,251							(k)	26,429
Diluted	18,446							(k)	30,535

(1)	Vital's historical statement of operations, as shown in the table above, include the historical results of Vital, Forge and Driftwood through December 31, 2022, including the effect of pro forma adjustments for the Forge Acquisition and Driftwood Acquisition through December 31, 2022, as presented in Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Vital, Maple, Henry, Tall City, Forge and Driftwood. The Forge Acquisition and Driftwood Acquisition have been accounted for as an asset acquisition in accordance with ASC 805. The Maple Acquisition, Henry Acquisition and Tall City Acquisition have been assumed to be asset acquisitions in accordance with ASC 805 for purposes of these unaudited pro forma condensed combined financial statements. The fair value of the consideration paid by Vital for the Acquisitions and allocation of that amount to the underlying assets acquired were allocated on a relative fair value basis. Additionally, costs directly related to the Acquisitions are assumed to be capitalized as a component of the purchase price. Certain of the historical amounts for the Acquisitions have been reclassified to conform to the financial statement presentation of Vital. Additionally, adjustments have been made to the historical financial information of Maple, Henry, Tall City, Forge and Driftwood to remove certain assets and liabilities retained by the sellers in each separate transaction.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023 gives effect to the Maple Acquisition, Henry Acquisition and Tall City Acquisition as if they had been completed on June 30, 2023. The Forge Acquisition and Driftwood acquisition were completed prior to June 30, 2023 and therefore are reflected in the historical unaudited condensed consolidated balance sheet of Vital at June 30, 2023.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2023 and the year ended December 31, 2022 give effect to Acquisitions as if they been completed on January 1, 2022.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Acquisitions and other transactions contemplated herein had occurred in the past, Vital’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that Vital would have achieved if the Acquisitions and other transactions contemplated herein had taken place on the specified dates. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results Vital will have after the contemplation of the Acquisitions and the other transactions contemplated by the unaudited pro forma condensed combined financial information. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2.	Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price in the Maple Acquisition, Henry Acquisition and Tall City Acquisition is based upon management’s estimates and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocations are subject to change due to several factors, including but not limited to:

•	Changes in the value of common stock of Vital up the close date of the Maple Acquisition, Henry Acquisition and Tall City Acquisition, which could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma condensed combined financial statements;
•	Changes in the fair value of Preferred Stock, which will be based upon market data as of the close date of the Henry Acquisition and could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma condensed combined financial statements;

•	Changes to Vital’s assessment as to whether, under ASC 805, the Maple Acquisition, Henry Acquisition and Tall City Acquisition each represent a business combination or asset acquisition, along with changes in estimated direct transaction costs, which could significantly change the preliminary allocation of value to assets acquired and liabilities assumed in these unaudited pro forma condensed combined financial statements;
•	Changes in the identified oil and gas properties, specifically related to unevaluated properties not being depleted, which could significantly change the amount of pro forma depletion expense used in these unaudited pro forma condensed combined financial statements; and
•	Changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Maple Acquisition, Henry Acquisition and Tall City Acquisition, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors, which could significantly change the preliminary values assigned to the assets acquired in these unaudited pro forma condensed combined financial statements.

The estimated consideration transferred and the relative fair value of assets acquired and liabilities assumed by Vital are as follows (in thousands, except share amounts, which are rounded and shown in whole shares, and share stock price):

	Maple	Henry	Tall City	Total
Consideration:
Shares of Vital common stock issued	3,580,000	3,720,000	2,270,000	9,570,000
Less: estimated working capital closing adjustments	(270,000)	—	(690,000)	(960,000)
Net shares of Vital common stock to be issued before consideration of assumed liabilities	3,310,000	3,720,000	1,580,000	8,610,000
Less: estimated closing adjustments for liabilities assumed by Vital	(61,566)	—	(370,749)	(432,315)
Net shares of Vital common stock to be issued	3,248,434	3,720,000	1,209,251	8,177,685
Vital common stock price as of September 8, 2023	$59.14	$59.14	$59.14	$59.14
Common stock consideration, net of estimated liabilities assumed by Vital	$192,112	$220,001	$71,515	$483,628

Shares of Vital Preferred Stock issued	—	4,980,000	—	4,980,000
Less: estimated working capital closing adjustments	—	(440,000)	—	(440,000)
Net shares of Vital Preferred Stock to be issued before consideration of assumed liabilities	—	4,540,000	—	4,540,000
Less: estimated closing adjustments for liabilities assumed by Vital	—	(628,644)	—	(628,644)
Net shares of Vital Preferred Stock to be issued	—	3,911,356	—	3,911,356
Fair value of Vital Preferred Stock as of September 8, 2023	$—	$59.14	$—	$59.14
Preferred Stock consideration, net of estimated liabilities assumed by Vital	$—	$231,318	$—	$231,318

Cash consideration	$—	$—	$300,000	$300,000
Less: estimated working capital closing adjustments	—	—	(16,000)	(16,000)
Net cash consideration before assumption of liabilities	—	—	284,000	284,000
Less: estimated closing adjustments for liabilities assumed by Vital	—	—	(9,397)	(9,397)
Cash consideration, net of estimated liabilities assumed by Vital	$—	$—	$274,603	$274,603

Estimated fair value of consideration to be paid to sellers	$192,112	$451,319	$346,118	$989,549
Estimated direct transaction costs	3,450	6,900	5,350	15,700
Estimated total consideration	$195,562	$458,219	$351,468	$1,005,249

Relative fair value of assets acquired:
Oil and natural gas properties:
Evaluated properties – full cost method	$201,132	$483,963	$385,470	$1,070,565
Other property and equipment	—	12,963	—	12,963
Operating lease right-of-use assets	13,123	12,356	3,850	29,329
Amount attributable to assets acquired	$214,255	$509,282	$389,320	$1,112,857

	Maple	Henry	Tall City	Total
Fair value of liabilities assumed:
Asset retirement obligations	$1,929	$1,529	$2,679	$6,137
Suspended revenues	3,641	24,360	31,323	59,324
Drilling advances	—	12,818	—	12,818
Operating lease liabilities	13,123	12,356	3,850	29,329
Amount attributable to liabilities assumed	$18,693	$51,063	$37,852	$107,608

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vital. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Vital believes provide a reasonable basis for presenting the significant effects of the Forge Acquisition. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of June 30, 2023:

(a)	Adjustment to remove assets and liabilities not acquired as part of the Acquisitions as well as associated historical book equity.

(b)	Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Maple, Henry and Tall City's oil and natural gas properties as of June 30, 2023.

(c)	Adjustment for the issuance of Preferred Stock pursuant to the Henry Purchase Agreement from the 50,000,000 shares of preferred stock authorized pursuant to the Articles of Incorporation of Vital. The board of directors of Vital authorized approximately 4,980,000 shares of Preferred Stock to be issued as part of the Henry Acquisition, of which approximately 3,911,356 shares of Preferred Stock are estimated to be outstanding after estimated closing adjustments. The Preferred Stock has been assumed to be a part of permanent equity for purposes of these unaudited pro forma condensed combined financial statements as the Preferred Stock is not subject to SEC guidance on redeemable securities for purposes of these pro forma financial statements as Vital controls redemption. The amount is based on the estimated issuance date fair value, which was determined based on estimated Preferred Stock to be issued, after estimated closing costs, multiplied by the estimated fair value per share of Preferred Stock of $59.14, determined as of September 8, 2023.

(d)	Adjustment to reflect the assets acquired of Tall City, on a relative fair value basis.

(e)	Adjustment to reflect the assets acquired of Maple, on a relative fair value basis.

(f)	Adjustment to reflect the assets acquired of Henry, on a relative fair value basis.

(g)	Adjustment for the payment of transaction expenses incurred for the Tall City Acquisition.

(h)	Adjustment for the payment of transaction expenses incurred for the Maple Acquisition.

(i)	Adjustment for the payment of transaction expenses incurred for the Henry Acquisition.

(j)	Adjustment to record new borrowings from Vital’s revolving credit facility related to the cash consideration used in the Tall City Acquisition.

(k)	Adjustment to reflect the issuance of approximately 1,209,251 shares of Vital common stock, net of estimated closing adjustments pursuant to the Tall City Purchase Agreement, based on the September 8, 2023 closing price of Vital of $59.14 per common share.

(l)	Adjustment to reflect the issuance of approximately 3,284,434 shares of Vital common stock, net of estimated closing adjustments, pursuant to the Maple Purchase Agreement, based on the September 8, 2023 closing price of Vital of $59.14 per common share.

(m)	Adjustment to reflect the issuance of approximately 3,720,000 shares of Vital common stock, net of estimated closing adjustments, pursuant to the Henry Purchase Agreement, based on the September 8, 2023 closing price of Vital of $59.14 per common share.

(n)	Adjustment to remove the book value of drilling advances and undistributed revenues and royalties assumed by Vital.

(o)	Adjustment to reflect the fair value of drilling advances and suspended revenues assumed by Vital.

(p)	Adjustment for the asset retirement obligations incurred for the Tall City Acquisition.

(q)	Adjustment for the asset retirement obligations incurred for the Maple Acquisition.

(r)	Adjustment for the asset retirement obligations incurred for the Henry Acquisition.

(s)	Adjustment to reflect the fair value of certain pipeline assets obtained by Vital as part of the Henry Acquisition.

(t)	Adjustments to present the right-of-use assets acquired and operating lease liabilities assumed from Henry, Maple and Tall City.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023, and the year ended December 31, 2022:

(a)	Adjustment to conform Henry and Tall City's presentation of historical crude oil, natural gas and NGL sales to the presentation by Vital.

(b)	Adjustment to conform Forge, Henry and Tall City's presentation of historical derivative gains and losses to the presentation by Vital.

(c)	Adjustment to conform Henry's historical other income to the presentation by Vital.

(d)	Adjustment to conform Forge and Henry's historical lease operating and workover expenses to the presentation by Vital.

(e)	Adjustment to conform Maple's historical production and other taxes and Henry's historical severance and ad valorem taxes to the presentation by Vital.

(f)	Adjustment to conform Tall City's historical equity-based compensation expense to the presentation by Vital.

(g)	Adjustment to remove the historical amount of Forge's depletion and depreciation, Maple's historical depletion - oil and natural gas properties and depreciation - other property and equipment, Henry's historical depletion, depreciation, and amortization and Tall City's historical depletion, depreciation, amortization, and impairment.

(h)	Adjustment to remove historical accretion expense of Forge, Maple, Henry and Tall City associated with asset retirement obligations and recalculate accretion expense based upon estimated fair value.

(i)	Adjustment to conform Henry's historical other expense and interest income to the presentation by Vital.

(j)	Adjustment to remove Forge, Henry and Tall City's historical interest expense, and Maple's historical interest expense and other prior to the acquisition.

(k)	The following table provides reconciliation between basic and diluted net income for the six months ended June 30, 2023 and year ended December 31, 2022 (in thousands, except per share amounts):

	Six Months Ended		Year Ended
	June 30, 2023		December 31, 2022
	Vital[1]	Pro-Forma	Vital[2]	Pro-Forma
Net income	$408,751	$495,626	$736,752	$1,020,164
Less: Preferred dividends	—	(2,150)	—	(4,299)
Net income available to common shareholders	408,751	493,476	736,752	1,015,865
Weighted-average common shares outstanding:
Basic	17,236	26,772	18,251	26,429
Dilutive non-vested restricted stock	83	83	183	183
Dilutive non-vested performance awards	—	—	12	12
Dilutive preferred stock	—	3,911	—	3,911
Diluted	17,319	30,766	18,446	30,535
Net income per share
Basic	$23.71	$18.43	$40.37	$38.44
Diluted	$23.60	$16.11	$39.94	$33.41

1.	Amounts shown above for Vital are from the unaudited consolidated financial statements and accompanying notes contained in Vital’s Quarterly Report on Form 10-Q for the period ended June 30, 2023.

2.	Vital historical results, as shown in the table above, include the historical results of Vital, Forge and Driftwood through December 31, 2022, including the effect of pro forma adjustments for the Forge Acquisition and Driftwood Acquisition through December 31, 2022, as presented in Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

(l)	Adjustment to eliminate Henry's affiliate service fee income.

(m)	Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings necessary to finance the Forge and Tall City Acquisitions. The interest rate utilized as of June 30, 2023, was 7.98% for incremental borrowings. A one-eighth percent increase or decrease in the interest rate would have changed interest expense by $0.3 million for both the six months ended June 30, 2023 and year ended December 31, 2022.

(n)	Adjustment to conform Tall City's historical gathering, processing and transportation expenses to the presentation by Vital.

(o)	Adjustment to remove gains and losses on the sale of other property and equipment not being acquired by Vital.

(p)	Adjustment to remove Henry's historical loss from equity method investments as Vital is not acquiring such investments.

(q)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Tall City Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(r)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Maple Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(s)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Henry Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(t)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Forge Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(u)	Adjustment to reflect the approximate 7.0% of oil and gas properties working interest being retained by Henry Properties Seller.

(v)	The adjustment pertains to estimated income tax considerations associated with the Henry Acquisition, Maple Acquisition, and Tall City Acquisition. These entities were previously held within a flow-through structure, making them exempt from federal income taxes. In the 2022 proforma income statement, Vital maintained a full valuation allowance for federal deferred tax assets.

The income tax expense generated from the Henry, Maple, and Tall City acquisitions at the effective tax rate of 21.5% was fully offset in 2022 by Vital’s existing valuation allowance. For the 2023 proforma income statement, income tax expenses for the Henry Acquisition, Maple Acquisition, and Tall City Acquisition are recorded at an effective tax rate of 21.5%. Additionally, the release of the valuation allowance, which occurred in Q2 2023 for Vital, was adjusted to account for the impact of the 2022 valuation allowance impact from the Henry Acquisition, Maple Acquisition, and Tall City Acquisition.

(w)	Adjustment to reclassify Henry's historical drilling and overhead fees to the presentation by Vital.

(x)	Adjustment to remove a portion of general and administrative costs for certain entities related to Henry that are not being acquired by Vital.

(y)	Adjustment to include depreciation on other property and equipment pipeline assets acquired as part of the Henry Acquisition.

(z)	Adjustment to conform Henry's pipeline operating expenses to the presentation by Vital.

Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2022 for Vital (which includes the Forge Acquisition and Driftwood Acquisition) combined with the estimated oil and natural gas reserves from the Maple Acquisition, Henry Acquisition and Tall City Acquisition. The reserve information has been prepared by the following independent petroleum engineers: (i) Ryder Scott Company, L.P. for Vital, Forge and Tall City; (ii) Netherland, Sewell & Associates, Inc. for the Driftwood Entities and Maple; and (iii) Cawley, Gillespie & Associates, Inc for Henry. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Maple Acquisition, Henry Acquisition and Tall City Acquisition taken place on January 1, 2022, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For Vital, Forge, Driftwood, Maple, Henry and Tall City, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022.

Estimated oil and natural gas reserves

	As of December 31, 2022
	Vital[4]	Maple	Henry	Tall City	Transaction Adjustment[1]	Pro forma combined
Estimated proved developed reserves:
Oil (MBbl)	90,604	6,840	12,691	16,649	(888)	125,896
Natural gas (MMcf)	509,137	42,167	49,397	51,609	(3,458)	648,852
Natural gas liquids[3] (MBbl)	83,904	6,157	—	10,469	—	100,530
Total equivalent reserves (Mboe)[2]	259,364	20,025	20,924	35,720	(1,465)	334,568
Estimated proved undeveloped reserves:
Oil (MBbl)	74,671	4,229	13,630	56,568	(954)	148,144
Natural gas (MMcf)	133,146	33,544	37,216	208,709	(2,605)	410,010
Natural gas liquids[3] (MBbl)	27,870	4,898	—	42,705	—	75,473
Total equivalent reserves (Mboe)[2]	124,733	14,718	19,833	134,058	(1,388)	291,954
Estimated proved reserves:
Oil (MBbl)	165,275	11,069	26,321	73,217	(1,842)	274,040
Natural gas (MMcf)	642,283	75,711	86,613	260,318	(6,063)	1,058,862
Natural gas liquids[3] (MBbl)	111,774	11,055	—	53,174	—	176,003
Total equivalent reserves (Mboe)[2]	384,097	34,743	40,757	169,778	(2,853)	626,522

(1)	Adjustment to remove a portion of the oil and natural gas reserves working interest retained by the Henry Properties Seller in the Henry Acquisition.

(2)	BOE is calculated using a conversion rate of six Mcf per one Bbl.

(3)	Henry reserve quantities are shown in 2-streams, with natural gas liquids included with natural gas.

(4)	Vital reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 Vital's Current Report on Form 8-K/A filed with the SEC on August 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

The following table presents the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of Vital (which includes the Forge Acquisition and Driftwood Acquisition) and of the properties acquired in the Maple Acquisition, Henry Acquisition and Tall City Acquisition on a pro forma combined basis as of December 31, 2022. The pro forma combined standardized measure shown below represents estimates only and should not be construed as the market value of the acquired oil and natural gas reserves attributable to the Maple Acquisition, Henry Acquisition or Tall City Acquisition.

Standardized measure of discounted future cash flows

(in thousands)

	As of December 31, 2022
	Vital[2]	Maple	Henry	Tall City	Transaction Adjustment[1]	Pro forma combined
Oil and natural gas producing activities:
Future cash inflows	$21,899,569	$1,888,501	$3,168,036	$10,349,128	$(221,762)	$37,083,472
Future production costs	(5,640,216)	(487,091)	(768,534)	(3,051,348)	53,797	(9,893,392)
Future development costs	(2,084,462)	(186,382)	(307,979)	(1,367,034)	21,559	(3,924,298)
Future income tax expense	(1,616,847)	(9,915)	(16,632)	(54,333)	1,164	(1,696,563)
Future net cash flows	12,558,044	1,205,113	2,074,891	5,876,413	(145,242)	21,569,219
10% discount for estimated timing of cash flows	(6,240,781)	(604,305)	(1,021,177)	(3,369,981)	71,482	(11,164,762)
Standardized measure of discounted future net cash flows	$6,317,263	$600,808	$1,053,714	$2,506,432	$(73,760)	$10,404,457

(1)	Adjustment to remove a portion of the oil and natural gas reserves working interest retained by the Henry Properties Seller in the Henry Acquisition.

(2)	Vital reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 Vital's Current Report on Form 8-K/A filed with the SEC on August 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

The following table sets forth the changes in the standardized measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Vital (which includes the Forge Acquisition and Driftwood Acquisition) and the oil and natural gas properties acquired in the Maple Acquisition, Henry Acquisition and Tall City Acquisition on a pro forma combined basis for the year ending December 31, 2022:

Changes in standardized measure of discounted future net cash flows

(in thousands)

	As of December 31, 2022
	Vital[2]	Maple	Henry	Tall City	Transaction Adjustment[1]	Pro forma combined
Standardized measure of discounted future net cash flows, beginning of year	$4,290,178	$164,941	$729,858	$2,727,155	$(51,090)	$7,861,042
Changes in the year resulting from:
Sales, less production costs	(1,705,323)	(63,791)	(249,624)	(188,311)	17,474	(2,189,575)
Revisions of previous quantity estimates	(4,535)	63,969	(25,671)	(1,453,700)	1,797	(1,418,140)
Extensions, discoveries and other additions	1,022,765	262,429	160,439	7,842	(11,231)	1,442,244
Net change in prices and production costs	3,042,656	94,941	439,859	1,143,739	(30,790)	4,690,405
Changes in estimated future development costs	(238,391)	(7,878)	(39,818)	(152,267)	2,787	(435,567)
Previously estimated development incurred capital expenditures during the period	318,267	393	69,721	231,391	(4,880)	614,892
Acquisitions of reserves in place	9,143	37,594	842	—	(59)	47,520
Divestitures of reserves in place	(122,501)	(5,706)	(79,104)	—	5,537	(201,774)
Accretion of discount	458,933	16,637	73,616	275,925	(5,153)	819,958
Net change in income taxes	(424,344)	(3,688)	(2,206)	6,954	154	(423,130)
Timing differences and other	(329,585)	40,967	(24,198)	(92,296)	1,694	(403,418)
Standardized measure of discounted future net cash flows, end of year	$6,317,263	$600,808	$1,053,714	$2,506,432	$(73,760)	$10,404,457

(1)	Adjustment to remove a portion of the oil and natural gas reserves working interest retained by the Henry Properties Seller in the Henry Acquisition.

(2)	Vital reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 Vital's Current Report on Form 8-K/A filed with the SEC on August 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.